Exhibit 10.6
AMENDMENT TO S-76 NEW HELICOPTER SALES AGREEMENT
THIS AMENDMENT, dated as of the Acceptance Date stated below, by and between the Sikorsky Contracting Entity (“Sikorsky”) named below and the Buyer named below, hereby amends the S-76 New Helicopter Sales Agreement between the parties as follows:
1. Definitions/Information for this Amendment

Buyer:	Offshore Logistics, Inc.
Sikorsky Contracting Entity:	Sikorsky Aircraft Corporation
Sikorsky Contract No.:	S76TD02065
Amendment No.:	5
     2. Amendment — Amend the S-76 Sales Agreements as follows:
In Article I, Option 1 Aircraft, add the following sentence: In the event that Buyer orders additional aircraft in 2004 under this Option 1, the quantity of Option 1 aircraft ordered in 2004 shall offset the same quantity of aircraft under Buyer’s obligation for Finn Aircraft in 2005.
3.	Reaffirmation — Except as modified above, all of the provisions of the Agreement remain the same, and the Agreement as modified hereby, is reaffirmed.
     IN WITNESS WHEREOF, this Amendment has been executed by each party’s authorized representative.

Offshore Logistics, Inc.:	Sikorsky Aircraft Corporation:
By: /s/ Michael R. Suldo	By: /s/ Marc Poland
Name: Michael R. Suldo	Name: Marc B. Poland
Title: General Manager, Air Logistics	Title: Director, Business Operations
Date: July 12, 2004	Date: July 13, 2004